                                                                    EXHIBIT 8(D)


[Letterhead]


                CONSENT OF SUTHERLAND, ASBILL & BRENNAN, L.L.P.



We consent to the reference to our firm under the heading "Legal Matters" in the prospectus included in Post-Effective Amendment No. 8 to the Registration Statement on Form S-6 for certain variable universal life insurance contracts issued through Merrill Lynch Variable Life Separate Account of Merrill Lynch Life Insurance Company (File No. 33-55678). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.



                                          /s/ Sutherland, Asbill & Brennan,
                                          L.L.P.



                                          SUTHERLAND, ASBILL & BRENNAN, L.L.P.


Washington, D.C.

April 23, 1997